                                                                                      Exhibit 5.2

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

June 26, 2009

The UnionBanCal Trusts

(as defined below)

c/o UnionBanCal Corporation

400 California Street

San Francisco, California 94104-1302

Re:          The UnionBanCal Trusts

Ladies and Gentlemen:

We have acted as special Delaware counsel to UnionBanCal Finance Trust II, a Delaware statutory trust (“UnionBanCal Trust II”), UnionBanCal Finance Trust III, a Delaware statutory trust (“UnionBanCal Trust III”), and UnionBanCal Finance Trust IV, a Delaware statutory trust (“UnionBanCal Trust IV” and, collectively with UnionBanCal Trust II and UnionBanCal Trust III, the “UnionBanCal Trusts”), in connection with certain matters of Delaware law relating to the formation of the UnionBanCal Trusts and the proposed issuance of Preferred Securities thereof to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form F-3 filed with the Securities and Exchange Commission (the “Commission”) by UnionBanCal Corporation, a Delaware corporation (the “Company”), and the UnionBanCal Trusts on June 4, 2009, as amended by a pre-effective amendment thereto to be filed by the Company and the UnionBanCal Trusts with the Commission on or about the date hereof (as so amended, the “Registration Statement”).  Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Declaration of Trust of the UnionBanCal Trusts attached as an exhibit to the Registration Statement (the “Form Governing Instrument”).

In rendering this opinion, we have examined copies of the following documents in the forms provided to us:  the Certificate of Trust of UnionBanCal Trust II as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on November 17, 1998, as corrected by the Corrected Certificate of Trust of UnionBanCal Trust II as filed in the State Office on November 20, 1998 and as further corrected by the Corrected Certificate of Trust of UnionBanCal Trust II as filed in the State Office on January 7, 1999 (the “UnionBanCal Trust II Original Certificate”); the Amended and Restated Certificate of Trust of UnionBanCal Trust II as filed in the State Office on June 4, 2009; the Declaration of Trust of UnionBanCal Trust II dated as of November 17, 1998 (the “UnionBanCal Trust II Original Governing Instrument”); the First

Amended and Restated Declaration of Trust of UnionBanCal Trust II dated as of June 4, 2009 (the “UnionBanCal Trust II First A&R Governing Instrument”); the Certificate of Trust of UnionBanCal Trust III as filed in the State Office on November 17, 1998, as corrected by the Corrected Certificate of Trust of UnionBanCal Trust III as filed in the State Office on January 7, 1999 (as so corrected, the “UnionBanCal Trust III Original Certificate”); the Amended and Restated Certificate of Trust of UnionBanCal Trust III as filed in the State Office on June 4, 2009; the Declaration of Trust of UnionBanCal Trust III dated as of November 17, 1998 (the “UnionBanCal Trust III Original Governing Instrument”); the First Amended and Restated Declaration of Trust of UnionBanCal Trust III dated as of June 4, 2009 (the “UnionBanCal Trust III First A&R Governing Instrument”); the Certificate of Trust of UnionBanCal Trust IV as filed in the State Office on November 17, 1998, as corrected by the Corrected Certificate of Trust of UnionBanCal Trust IV as filed in the State Office on January 7, 1999 (the “UnionBanCal Trust IV Original Certificate”  and, collectively with the UnionBanCal Trust II Original Certificate and the UnionBanCal Trust III Original Certificate, the “Certificates”); the Amended and Restated Certificate of Trust of UnionBanCal Trust IV as filed in the State Office on June 4, 2009; the Declaration of Trust of UnionBanCal Trust IV dated as of November 17, 1998 (the “UnionBanCal Trust IV Original Governing Instrument” and, collectively with the UnionBanCal Trust II Original Governing Instrument and the UnionBanCal Trust III Original Governing Instrument, the “Original Governing Instruments”); the First Amended and Restated Declaration of Trust of UnionBanCal Trust IV dated as of June 4, 2009 (the “UnionBanCal Trust IV First A&R Governing Instrument”, and, collectively with the UnionBanCal Trust II First A&R Governing Instrument and the UnionBanCal Trust III First A&R Governing Instrument, the “First A&R Governing Instruments”); the Form Governing Instrument; the Registration Statement; and a certification of good standing of each UnionBanCal Trust obtained as of a recent date from the State Office.  In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:  (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us (other than the UnionBanCal Trusts) under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each UnionBanCal Trust; (iii) that the Company and the Trustees will duly authorize, execute and deliver an amended and restated declaration of trust in the form of the Form Governing Instrument (each, a “Governing Instrument”) and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the issuance by each UnionBanCal Trust of Preferred Securities, in each case prior to the first issuance of Preferred Securities of such UnionBanCal Trust; (iv) that the Preferred Securities of each UnionBanCal Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the “Prospectus”) that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument relating to each such UnionBanCal Trust and all other relevant documents; (v) that no event has occurred subsequent to the filing of any Certificate, or will occur prior to the issuance of all Preferred Securities by each UnionBanCal Trust, that would cause a dissolution or liquidation of any of the UnionBanCal Trusts under its Original Governing Instrument, First A&R Governing Instrument or Governing Instrument, as applicable; (vi) that the activities of each UnionBanCal Trust have been and will be conducted in accordance with its Original Governing Instrument, First A&R Governing Instrument or Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vii) that prior to the first issuance of Preferred Securities by each UnionBanCal Trust, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the Preferred Securities of each UnionBanCal Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such UnionBanCal Trust and as described in the Prospectus; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all Preferred Securities by each UnionBanCal Trust, will not be, amended, supplemented or otherwise modified, except as herein referenced.  No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Preferred Securities offered by any UnionBanCal Trust.  As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.             Each of the UnionBanCal Trusts is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2.             The Preferred Securities of each UnionBanCal Trust, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of such UnionBanCal Trust.

3.             Under the Delaware Act and the terms of the applicable Governing Instrument, the Holders of Preferred Securities of each UnionBanCal Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Holder of Preferred Securities who is, was or may become a named Trustee of the applicable UnionBanCal Trust.  Notwithstanding the foregoing, we note that, pursuant to Section 11.4 of the applicable Governing Instrument, each UnionBanCal Trust may withhold amounts otherwise distributable to a Holder of Preferred Securities and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the applicable Governing Instrument, Holders of Preferred Securities of each UnionBanCal Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading “LEGAL MATTERS” in the prospectus forming a part thereof.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.  This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris
David A. Harris